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                                                                    EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                            PPLUS TRUST SERIES DCNA-1

                                DISTRIBUTION DATE
                                JANUARY 18, 2005
                             CUSIP NUMBER 73941X718
                             CUSIP NUMBER 73941X692


(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 8.50% Notes due 2031 issued by DaimlerChrysler North America Holding Corporation and guaranteed by DaimlerChrysler AG (the "Underlying Securities"):

                               Interest:                $1,275,000.00
                               Principal:                        0.00
                               Premium:                          0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                               Paid by the Trust:               $0.00
                               Paid by the Depositor:       $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                      Class A:
                               Interest:                $1,087,500.00
                               Principal:                       $0.00

                               Unpaid Interest Accrued:         $0.00

                      Class B:
                               Interest:                  $187,500.00
                               Principal:                       $0.00

                               Unpaid Interest Accrued:         $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                      Principal Amount:                   $30,000,000
                      Interest Rate:                            8.500%
                      Rating:
                      Moody's Investor Service                    A3
                      Standard & Poor's Rating Service            BBB

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                      Class A: ($25 Stated Amount)
                      Initial Principal Balance:         $30,000,000
                      Reduction:                                  (0)
                                                         ------------
                      Principal Balance 01/18/05:        $30,000,000


                      Class B: ($25 Principal Notional Amount)
                      Initial Principal Balance:         $30,000,000
                      Reduction:                                  (0)
                                                         -----------
                      Principal Balance 01/18/05:        $30,000,000